UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPORTS FIELD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPORTS FIELD HOLDINGS, INC.

4320 Winfield Road, Suite 200

Warrenville, Illinois 60555

(310) 648-8410

Sports Field Holdings, Inc., a Nevada corporation (the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with a Special Meeting of the Stockholders (the “Special Meeting”). The Company filed a definitive proxy statement and a definitive form of proxy card with the SEC on October 21, 2016 in connection with its solicitation of proxies to be used at the Special Meeting (the “Special Meeting Proxy Statement”) to take place on November 3, 2016. On November 7, 2016, the Company filed Definitive Additional Materials announcing that the Special Meeting had been adjourned until November 18, 2016 because a sufficient quorum was not established.

On November 18, 2016, the Company again adjourned the Special Meeting in order to allow stockholders additional time to vote on the proposals (the “Proposals”) set forth in the Special Meeting Proxy Statement. The Special Meeting will be reconvened on December 6, 2016, at 1:00 P.M. (the “New Special Meeting Date”) at the Company’s office, 4320 Winfield Road, Suite 200 Warrenville, Illinois 60555. All previous stockholders votes will continue to count towards the Proposals unless otherwise rescinded in person or by proxy. We encourage stockholders to continue to vote through the New Special Meeting Date.

Additional Information and Where To Find It

Stockholders can obtain copies of the Company’s Special Meeting Proxy Statement, any amendments or supplements to the Special Meeting Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by writing to the Company c/o Secretary, 4320 Winfield Road, Suite 200 Warrenville, Illinois 60555 or by calling telephone number (978) 914-7570.

By Order of the Board of Directors

/s/ Jeromy Olson
Jeromy Olson
Chairman of the Board